Exhibit 99.2

Important Notice Regarding the Availability of Materials

DTE Energy Company

You are receiving this communication because you hold securities in DTE Energy Company (“DTE Energy”). DTE Energy has released informational materials regarding its spin-off of its wholly owned subsidiary, DT Midstream, Inc. (“DT Midstream”), that are now available for your review. DTE Energy is not soliciting proxy or consent authority from shareholders in connection with the spin-off. This notice provides instructions on how to access the DTE Energy materials for informational purposes only. It is not a form for voting and presents only an overview of DTE Energy materials, which contain important information and are available, free of charge, on the internet or by mail. We encourage you to access and review closely the DTE Energy materials.

The DTE Energy materials consist of the Information Statement that DT Midstream has prepared in connection with the spin-off. You may view the DTE Energy materials online at www.materialnotice.com and easily request a paper or email copy (see reverse side).

See the reverse side for instructions on how to access materials.

Materials Available to VIEW or RECEIVE:

How to View Online:

Visit: www.materialnotice.com. Have the information that is printed in the box marked by the arrow above.

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these materials, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) BY INTERNET:	www.materialnotice.com
2) BY TELEPHONE:	1-800-579-1639
3) BY E-MAIL*:	sendmaterial@materialnotice.com

*   If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow above in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor.

THIS NOTICE WILL ENABLE YOU TO ACCESS MATERIALS FOR INFORMATIONAL PURPOSES ONLY

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